                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                PRICING SUPPLEMENT NO. 1719 DATED September 13, 1996
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 19, 1996
                    AND BASE PROSPECTUS DATED OCTOBER 22, 1993


 Principal Amount:            $42,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:            9/18/96


 Maturity Date:                 12/15/97


 Interest Rate:                 6.090% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            .15%


 Form of Note
 (Book-Entry or Certificated):  Book Entry

 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $800,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $801,655,000 Series C have been issued.